                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 24, 1996, in the Registration Statement
(Form S-1 No.     ) and related Prospectus of Consolidated Cigar Holdings
Inc. for the registration of 5,000,000 shares of its Class A common stock.


                                          Ernst & Young LLP

New York, New York
January 30, 1997